NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $10.71 BOOK VALUE PER SHARE

HAMILTON, Bermuda (August 4, 2017) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $10.71, reflecting an increase of 0.1% for the second quarter and 2.9% through the first six months of 2017, including dividends, and reported a combined ratio of 106.9% and 100.9% for the second quarter and the first six months of 2017, respectively.
Mike Miller, CEO of OneBeacon, said, “The big news in the quarter was our agreement to merge with Intact Financial, which remains on track to close in the third quarter or early in the fourth quarter of this year. Our underwriting results for the quarter were adversely impacted by elevated catastrophe losses and increased incentive compensation expenses associated with the pending merger agreement. In addition, our Programs business continues to underperform, and we are considering strategic alternatives for that business. On a year-to-date basis, excluding the Programs business and normalizing catastrophe losses and incentive compensation expenses, the remaining portfolio of businesses continues to run at a combined ratio in the mid-90s. Net written premium growth in the quarter was strong and broadly based, with twelve of our sixteen business units contributing. Investment results for the quarter were solid.”
OneBeacon reported comprehensive income of $0.1 million for the second quarter of 2017, compared to $24.7 million for the second quarter of last year. For the six months ended June 30, 2017, the company reported $32.3 million of comprehensive income, compared to $71.1 million for the first six months of 2016.

OneBeacon’s second quarter and first six-months of 2016 results included $3.5 million and $16.3 million of tax benefits, respectively, related to the favorable settlement of IRS examinations for prior tax years.
During the current quarter, OneBeacon announced that it has entered into a definitive agreement and plan of merger pursuant to which OneBeacon will be acquired by Intact Financial Corporation (TSX: IFC). The transaction was unanimously approved by OneBeacon’s board of directors on May 1, 2017, and was recently approved by its shareholders at a special meeting on July 18, 2017. Transaction-related general and administrative expenses totaling $5.0 million and $6.4 million were recorded for the second quarter and six-months ended June 30, 2017, respectively.
There were no common shares repurchased under the company’s 2007 share repurchase authorization during the second quarter or six months ended June 30, 2017.
Insurance Operations: OneBeacon's combined ratio was 106.9% and 100.9% for the second quarter and the first six months of 2017, respectively, compared to 102.9% and 98.9% for the second quarter and the first six months of last year. The increases in the combined ratios were driven largely by increased losses in the Financial Institutions, Healthcare and Programs businesses. Through six months of 2017, the company’s reported combined ratio of 100.9% included 3.1 points ($16.0 million) of underwriting losses within the Programs business and 1.3 points ($7.0 million) of incentive compensation costs associated with the pending Intact transaction. Additionally, the company reported 2.2 points of catastrophe losses through June 30, 2017, driven by Texas hailstorms primarily affecting Government Risks, which was 0.7 points above the company’s first six-month average catastrophe claims experience as measured over the last five years. Net unfavorable loss reserve development, primarily driven by the Programs business, totaled 2.6 points for the second quarter and 1.4 points through the first six months of 2017 compared to 5.7 points for the second quarter of 2016 and 2.8 points for the first half of 2016, driven primarily by the Healthcare business. The expense ratio increased by 2.2 points to 38.9% for the second quarter of 2017, compared to the second quarter of last year, primarily driven by the previously mentioned incentive compensation associated with the pending Intact acquisition. For the first six months of 2017, the expense ratio was 38.0%, which included 1.2 points of transaction-related incentive compensation expenses, compared to 37.4% for the same period of 2016.
Net written premiums were $290.1 million in the second quarter and $547.0 million through the first six months of 2017, a reported increase of 11.2% and 1.1%, respectively, from the comparable prior year periods.

The second quarter net written premiums in 2017 and 2016 included favorable return ceded reinsurance premium of $7.9 million and $3.4 million, respectively, whereas the second quarter of 2016 included $7.0 million of unfavorable Healthcare premium adjustments. When excluding the impact of the return ceded reinsurance premium from both years and the 2016 Healthcare premium adjustment, net written premium grew 6.7% for the second quarter and decreased 1.1% for the first six months of 2017.
    Investment Results: OneBeacon’s second quarter 2017 total return on invested assets was 1.1% compared to 1.5% for the second quarter of 2016. These results included net realized and unrealized investment gains of $12.3 million and net investment income of $14.5 million for the second quarter of 2017, compared to net realized and unrealized investment gains of $24.7 million and net investment income of $12.1 million for the second quarter of 2016.
Through the first six months of 2017, the total return on invested assets was 2.1% compared to 2.7% through June 30, 2016. These results included net realized and unrealized investment gains of $27.3 million and net investment income of $26.7 million, compared to net realized and unrealized investment gains of $41.3 million and net investment income of $26.5 million for the first six months of 2016.
The prior year six month net investment income included $2.4 million of interest on surplus notes issued as part of the runoff sale transaction that closed in December 2014.
About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target group accident and health; architects and engineers; commercial surety; entertainment; environmental; excess property; financial institutions; financial services; healthcare; management liability; ocean and inland marine; programs; public entities; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

OneBeacon expects to file its Form 10-Q with the Securities and Exchange Commission today, and urges shareholders to refer to that document for more complete information concerning its financial results.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Investment securities:
Fixed maturity investments	$2,288.6	$2,169.1
Short-term investments	55.5	112.1
Common equity securities	205.5	188.7
Other investments	134.1	150.5
Total investment securities	2,683.7	2,620.4
Cash	71.3	69.6
Reinsurance recoverables	198.0	179.5
Premiums receivable	245.4	228.3
Deferred acquisition costs	106.9	96.3
Ceded unearned premiums	56.6	44.2
Net deferred tax asset	130.1	126.7
Investment income accrued	12.9	11.3
Accounts receivable on unsettled investment sales	5.8	1.4
Other assets	185.7	212.2
Total assets	$3,696.4	$3,589.9

Liabilities
Unpaid loss and loss adjustment expense reserves	$1,411.2	$1,365.6
Unearned premiums	595.2	575.1
Funds held under insurance contracts	210.2	153.0
Debt	273.3	273.2
Accounts payable on unsettled investment purchases	9.3	—
Other liabilities	182.4	197.8
Total liabilities	2,681.6	2,564.7

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,014.5	1,013.2
Retained earnings	4.5	12.3
Accumulated other comprehensive loss	(3.9)	(4.2)
Total OneBeacon's common shareholders' equity	1,015.1	1,021.3

Total noncontrolling interests	(0.3)	3.9
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,014.8	1,025.2
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$3,696.4	$3,589.9

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues
Earned premiums	$277.4	$271.4	$539.2	$550.0
Net investment income	14.5	12.1	26.7	26.5
Net realized and change in unrealized investment gains	12.3	24.7	27.3	41.3
Net other revenues	2.1	0.8	5.5	1.7
Total revenues	306.3	309.0	598.7	619.5
Expenses
Loss and loss adjustment expenses	188.6	179.7	339.2	338.5
Policy acquisition expenses	48.4	48.7	93.7	99.7
Other underwriting expenses	59.6	50.9	111.3	106.2
General and administrative expenses	8.8	3.5	13.8	7.4
Interest expense	3.3	3.2	6.6	6.5
Total expenses	308.7	286.0	564.6	558.3
Pre-tax income (loss)	(2.4)	23.0	34.1	61.2
Income tax (expense) benefit	2.7	2.0	(1.2)	10.7
Net income including noncontrolling interests	0.3	25.0	32.9	71.9
Less: Net income attributable to noncontrolling interests	(0.4)	(0.5)	(0.9)	(1.0)
Net income (loss) attributable to OneBeacon's common shareholders	(0.1)	24.5	32.0	70.9
Other comprehensive income, net of tax	0.2	0.2	0.3	0.2
Comprehensive income attributable to OneBeacon's common shareholders	$0.1	$24.7	$32.3	$71.1
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted
Net income attributable to OneBeacon's common shareholders per share	$—	$0.26	$0.34	$0.75

Weighted average number of common shares outstanding	94.0	93.9	94.0	94.0

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS(1)
($ in millions)
(Unaudited)

Three months ended June 30, 2017
	Specialty Products (2)	Specialty Industries (3)	Investing, Financing and Corporate	Total
Earned premiums	$130.4	$147.0	$—	$277.4
Loss and loss adjustment expenses	(98.6)	(90.0)	—	(188.6)
Policy acquisition expenses	(22.0)	(26.4)	—	(48.4)
Other underwriting expenses	(24.8)	(34.8)	—	(59.6)
Underwriting loss	(15.0)	(4.2)	—	(19.2)
Net investment income	—	—	14.5	14.5
Net realized and change in unrealized investment gains	—	—	12.3	12.3
Net other revenues	—	0.2	1.9	2.1
General and administrative expenses	—	(0.5)	(8.3)	(8.8)
Interest expense	—	—	(3.3)	(3.3)
Pre-tax income (loss)	$(15.0)	$(4.5)	$17.1	$(2.4)

Three months ended June 30, 2016
	Specialty Products (2)	Specialty Industries (3)	Investing, Financing and Corporate	Total
Earned premiums	$123.1	$148.3	$—	$271.4
Loss and loss adjustment expenses	(99.4)	(80.3)	—	(179.7)
Policy acquisition expenses	(21.6)	(27.1)	—	(48.7)
Other underwriting expenses	(22.3)	(28.6)	—	(50.9)
Underwriting income (loss)	(20.2)	12.3	—	(7.9)
Net investment income	—	—	12.1	12.1
Net realized and change in unrealized investment gains	—	—	24.7	24.7
Net other revenues	—	0.2	0.6	0.8
General and administrative expenses	—	(0.5)	(3.0)	(3.5)
Interest expense	—	—	(3.2)	(3.2)
Pre-tax income (loss)	$(20.2)	$12.0	$31.2	$23.0

(1)	Prior year balances have been restated to conform to the current year presentation.
(2)
The Specialty Products reportable segment includes the results of OneBeacon Healthcare Group, A.W.G. Dewar, OneBeacon Management Liability, OneBeacon Program Group, OneBeacon Surety Group, OneBeacon Financial Services, OneBeacon Architects and Engineers, OneBeacon Environmental, OneBeacon Specialty Property, and OneBeacon Financial Institutions.

(3)
Specialty Industries includes the results of OneBeacon Accident and Health, OneBeacon Technology Insurance, International Marine Underwriters (IMU) - Ocean Marine, OneBeacon Government Risks, OneBeacon Entertainment, and IMU - Inland Marine.

Six months ended June 30, 2017
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$249.6	$289.6	$—	$539.2
Loss and loss adjustment expenses	(181.5)	(157.7)	—	(339.2)
Policy acquisition expenses	(41.6)	(52.1)	—	(93.7)
Other underwriting expenses	(45.5)	(65.8)	—	(111.3)
Underwriting income (loss)	(19.0)	14.0	—	(5.0)
Net investment income	—	—	26.7	26.7
Net realized and change in unrealized investment gains	—	—	27.3	27.3
Net other revenues (expenses)	(0.1)	0.4	5.2	5.5
General and administrative expenses	—	(1.0)	(12.8)	(13.8)
Interest expense	—	—	(6.6)	(6.6)
Pre-tax income (loss)	$(19.1)	$13.4	$39.8	$34.1

Six months ended June 30, 2016
	Specialty Products	Specialty Industries	Investing, Financing and Corporate	Total
Earned premiums	$246.3	$303.7	$—	$550.0
Loss and loss adjustment expenses	(185.8)	(152.7)	—	(338.5)
Policy acquisition expenses	(44.8)	(54.9)	—	(99.7)
Other underwriting expenses	(43.6)	(62.6)	—	(106.2)
Underwriting income (loss)	(27.9)	33.5	—	5.6
Net investment income	—	—	26.5	26.5
Net realized and change in unrealized investment gains	—	—	41.3	41.3
Net other revenues (expenses)	(0.1)	0.5	1.3	1.7
General and administrative expenses	—	(1.0)	(6.4)	(7.4)
Interest expense	—	—	(6.5)	(6.5)
Pre-tax income (loss)	$(28.0)	$33.0	$56.2	$61.2

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three months ended June 30, 2017
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$126.8	$163.3	$290.1
Earned premiums	$130.4	$147.0	$277.4

Underwriting ratios
Loss and loss adjustment expense ratio	75.6%	61.2%	68.0%
Expense ratio	35.8	41.6	38.9
Combined ratio	111.4%	102.8%	106.9%

Three months ended June 30, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$105.0	$156.0	$261.0
Earned premiums	$123.1	$148.3	$271.4

Underwriting ratios
Loss and loss adjustment expense ratio	80.8%	54.3%	66.2%
Expense ratio	35.6	37.5	36.7
Combined ratio	116.4%	91.8%	102.9%

Six months ended June 30, 2017
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$231.9	$315.1	$547.0
Earned premiums	$249.6	$289.6	$539.2

Underwriting ratios
Loss and loss adjustment expense ratio	72.7%	54.5%	62.9%
Expense ratio	34.9	40.7	38.0
Combined ratio	107.6%	95.2%	100.9%

Six months ended June 30, 2016
	Specialty Products	Specialty Industries	Consolidated Insurance
Net written premiums	$223.4	$317.7	$541.1
Earned premiums	$246.3	$303.7	$550.0

Underwriting ratios
Loss and loss adjustment expense ratio	75.5%	50.2%	61.5%
Expense ratio	35.9	38.7	37.4
Combined ratio	111.4%	88.9%	98.9%

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
Numerator
OneBeacon's common shareholders' equity	$1,015.1	$1,033.4	$1,021.3	$1,022.2

Denominator
Common shares outstanding	94.7	94.7	94.3	94.3

Book value per share	$10.71	$10.91	$10.82	$10.83

Change in book value per share, including dividends, in the quarter	0.1%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	6.8%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME, NET INCOME, AND NON-GAAP OPERATING INCOME
(in millions, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016	2017
Comprehensive income attributable to OneBeacon's common shareholders	$0.1	$24.7	$32.3	$71.1	$69.6

Net income (loss) attributable to OneBeacon's common shareholders	$(0.1)	$24.5	$32.0	$70.9	$68.5

Weighted average number of common shares outstanding	94.0	93.9	94.0	94.0	94.0

Net income attributable to OneBeacon's common shareholders per share	$—	$0.26	$0.34	$0.75	$0.73

Net income (loss) attributable to OneBeacon's common shareholders	$(0.1)	$24.5	$32.0	$70.9	$68.5
Less:
Net realized and change in unrealized investment gains	(12.3)	(24.7)	(27.3)	(41.3)	(23.7)
Tax effect on net realized and change in unrealized investment gains	4.3	8.7	9.6	14.5	8.3
Non-GAAP operating income (loss) (1)	$(8.1)	$8.5	$14.3	$44.1	$53.1

Weighted average number of common shares outstanding	94.0	93.9	94.0	94.0	94.0

Non-GAAP operating income (loss) per share (1)	$(0.09)	$0.09	$0.15	$0.47	$0.56

(1)	Represent a non-GAAP financial measure. See discussion of non-GAAP financial measures on Page 12.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures. OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Non-GAAP operating income (loss) is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income (loss) attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to non-GAAP operating income (loss) is included on page 11.

Non-GAAP operating income (loss) per share is calculated by dividing non-GAAP operating income (loss) (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that non-GAAP operating income (loss) per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to non-GAAP operating income (loss) is included on page 11. The calculation of non-GAAP operating income (loss) per share is also included on page 11.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This news release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this news release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to our:

•	change in book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of our loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of our business and operations;

•	proposed merger with Intact Financial Corporation ("Intact");

•	future capital expenditures; and

•	pending legal proceedings.

These statements are based on certain assumptions and analyses made by us in light of our experience and judgments about historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties or other factors which are described in more detail in Part II, Item 1A under the caption "Risk Factors" on page 69 of the Company's Quarterly Report on 10-Q for the quarter ended June 30, 2017, and beginning on page 16 of the Company's 2016 Annual Report on Form 10-K, that could cause actual results to differ materially from expectations, including:

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	changes in interest rates, debt or equity markets or other market volatility that negatively impact our investment portfolio;

•	competitive forces and the cyclicality of the property and casualty insurance industry;

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods or terrorist attacks;

•	the continued availability of capital and financing;

•	the continued availability and cost of reinsurance coverage and our ability to collect reinsurance recoverables;

•	the ability to maintain data and system security;

•	the outcome of litigation and other legal or regulatory proceedings;

•	our ability to continue meeting our debt and related service obligations or to pay dividends;

•	our ability to successfully develop new specialty businesses;

•	changes in laws or regulations, or their interpretations, which are applicable to us, our competitors, our agents or our customers;

•	actions taken by rating agencies from time to time with respect to us, such as financial strength or credit rating downgrades or placing our ratings on negative watch;

•	our ability to retain key personnel;

•	participation in guaranty funds and mandatory market mechanisms;

•	our ability to maintain effective operating procedures and manage operational risk;

•	changes to current shareholder dividend practice and regulatory restrictions on dividends;

•	credit risk exposure in certain of our business operations;

•	Bermuda law may afford less protection to shareholders;

•	our status as a subsidiary of White Mountains, including potential conflicts of interest, competition, and related-party transactions;

•	changes in tax laws or tax treaties;

•	the risk that the proposed merger with Intact may not be completed on the currently contemplated timeline or at all;

•
risks related to diverting management’s attention from our ongoing business operations and other risks related to the pendency of the proposed merger with Intact, including on our ability to retain and hire key personnel, our ability to maintain relationships with our customers, policyholders, brokers, service providers and others with whom we do business, our stock price, and our business, financial condition and results of operations generally;

•	the risk that shareholder litigation in connection with the proposed merger with Intact may result in significant costs of defense, indemnification and liability; and

•	other factors, most of which are beyond our control.
Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the anticipated results or developments will be realized or, even if substantially realized, that they will have the expected consequences. Readers should carefully review these risk factors, and are cautioned not to place undue reliance on our forward-looking statements. The forward-looking statements in this report speak only as of the date on which they are made. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.